Exhibit 10.27
Summary of 2008 Compensatory Arrangements with Executive Officers

Executive Officer	Annual Salary
Leo Berlinghieri, Chief Executive Officer and President	$485,000
Gerald G. Colella, Vice President, Chief Business Officer and Acting Group VP, PRG Products	$350,000
John T.C. Lee, Group VP CIT and Ion Systems Products	$265,000
John A. Smith, Vice President and Chief Technology Officer	$285,000
William D. Stewart, Vice President & General Manager, Vacuum Products Group	$260,000
Ronald C. Weigner, Vice President and Chief Financial Officer	$263,000